UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On May 22, SiRF Technology Holdings, Inc. (“SiRF”), the other named defendants and the plaintiffs to the actions identified below executed a memorandum of understanding (the “MOU”) to settle (i) a class action relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 9, 2009 among SiRF, CSR plc (“CSR”) and Shannon Acquisition, Inc., a wholly-owned subsidiary of CSR (the “Merger Agreement”) and (ii) a pre-existing shareholder derivative action, which actions had been consolidated and entitled In re SiRF Technology Holdings, Inc. Shareholder Derivative Litigation, Case No. 1:08-CV-106395, pending in the Superior Court of California, Santa Clara County (collectively, the “Actions”). The Actions named as defendants SiRF and certain current and former SiRF officers and directors. The proposed settlement of the Action remains subject to negotiation of final documentation, confirmatory discovery, court approval, final SiRF board approval and consummation of the transactions contemplated by the Merger Agreement. Pursuant to the MOU, the plaintiffs have agreed that the Actions will be dismissed with prejudice against all defendants, and SiRF has agreed to make certain disclosures relating to the merger requested by the plaintiffs. In addition, the proposed settlement provides that SiRF will pay plaintiffs’ attorneys fees and expenses, as awarded by the court, in an amount not to exceed $385,000 (three hundred eighty-five thousand dollars). Although SiRF and the other defendants to the Actions denied and continue to deny the substantive allegations made in the Actions, SiRF agreed to settle the Actions in order to avoid costly litigation and eliminate the risk of any delay to the consummation of the transactions contemplated by the Merger Agreement.

Forward Looking Statements

This communication contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent the current expectations and beliefs of management of SiRF, including statements relating to the companies’ plans, expectations and intentions, including words such as “will” and other similar expressions that are not statements of historical fact. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties SiRF faces include, without limitation, the possibility that the settlement is not effectuated or on the terms contemplated by the MOU or that the transactions contemplated by the Merger Agreement are not consummated, and other risks and uncertainties, including those detailed from time to time in SiRF’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including SiRF’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, SiRF refers you to “Part II, Item 1A. RISK FACTORS” of SiRF’s Quarterly Report on Form 10-Q for the fiscal period ended March 28, 2009 filed with the SEC on May 5, 2009, for additional information regarding the risks and uncertainties discussed above, as well as additional risks and uncertainties that may affect SiRF’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of SiRF’s proposed merger with CSR. In connection with the transactions contemplated by the Merger Agreement, CSR intends to file with the SEC a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger. The definitive proxy statement/prospectus will be mailed to stockholders of SiRF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SiRF’s STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the proposed merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth in SiRF’s annual report on Form 10-K for the fiscal year ended December 27, 2008, as amended, and will be included in the proxy statement/prospectus. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger as filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 26, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/S/ DENNIS BENCALA
Dennis Bencala
Chief Financial Officer